Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-260661) of our report dated January 17, 2023 with respect to the annual accounts of Redwire Space NV (formerly known as QinetiQ Space NV), as of and for the year ended March 31, 2022, included in this Form 8-K/A of Redwire Corporation filed on January 17, 2023.

RSM INTERAUDIT BV

/s/ RSM INTERAUDIT BV

Antwerp, Belgium
January 17, 2023